EXHIBIT 3(b)(iv)

                            PARTICIPATION AGREEMENT


                                     AMONG


                   AMERICAN GENERAL LIFE INSURANCE COMPANY,

                   AMERICAN GENERAL SECURITIES INCORPORATED,

                NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.

                                      AND

                         NAVELLIER & ASSOCIATES, INC.


                                  DATED AS OF


                                _________, 1998

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

    ARTICLE I.             Fund Shares...................................  4

    ARTICLE II.            Representations and Warranties................  6

    ARTICLE III.           Prospectuses, Reports to Shareholders.........  8
                           and Proxy Statements, Voting

    ARTICLE IV.            Sales Material and Information................ 12

    ARTICLE V.             [Reserved].................................... 13

    ARTICLE VI.            Potential Conflicts........................... 13

    ARTICLE VII.           Indemnification............................... 15

    ARTICLE VIII.          Applicable Law................................ 18

    ARTICLE IX.            Termination................................... 19

    ARTICLE X.             Notices....................................... 21

    ARTICLE XI.            Foreign Tax Credits........................... 22

    ARTICLE XII.           Miscellaneous................................. 22

    SCHEDULE A             Portfolios of Navellier Variable
                           Insurance Series Fund, Inc. Available
                           for Purchase by American General Life
                           Insurance Company Under this Agreement........ 25

    SCHEDULE B             Separate Accounts and Contracts............... 26

    SCHEDULE C             Proxy Voting Procedures....................... 27

            THIS AGREEMENT, made and entered into as of the __ day of _________, 1998 by and among AMERICAN GENERAL LIFE INSURANCE COMPANY (hereinafter the "Company"), a Texas insurance company, on its own behalf and on behalf of each separate account of the Company set forth on Schedule B hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), a Texas corporation, NAVELLIER VARIABLE INSURANCE SERIES FUND, INC. (hereinafter the "Fund"), a Maryland corporation, and NAVELLIER & ASSOCIATES, INC. (the "Adviser") ____________________, a __________________ corporation.

      WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and

      WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products are required to enter into a participation agreement with the Fund and the Adviser (the "Participating Insurance Companies"); and

      WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies; and

      WHEREAS, the Fund intends to offer shares of the series set forth on Schedule A (each such series hereinafter referred to as a "Portfolio"), as may be amended from time to time by mutual agreement of the parties hereto, under this Agreement to the Accounts of the Company; and

      WHEREAS, the Fund intends to apply for an order from the Securities and Exchange Commission, granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Annuity Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and

      WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

      WHEREAS, the Adviser manages certain Portfolios of the Fund; and

      WHEREAS, Navellier Securities Corp. (the "Underwriter") is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Fund; and

      WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule B hereto, to set aside and invest assets attributable to the aforesaid Variable Insurance Product; and

      WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value; and

      WHEREAS,   AGSI  serves  as  both  the  distributor  and  the  principal underwriter of the Variable  Insurance Products that are set forth on Schedule
B;

      NOW, THEREFORE, in consideration of their mutual promises, the Company, AGSI, the Fund, and the Adviser agree as follows:


                            ARTICLE I. FUND SHARES

      1.1. The Fund agrees to make available for purchase by the Company shares of the Portfolios set forth on Schedule A and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this
Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:15 a.m. Eastern time on the next following Business Day. Notwithstanding the foregoing, the Company shall use its best efforts to provide the Fund with notice of such orders by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value pursuant to the rules of the SEC, as set forth in the Fund's Prospectus and Statement of Additional Information. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

      1.2. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their Variable Insurance Products and to certain Qualified Plans all in accordance with the requirements of Section 817(h)(4) of the Internal Revenue Code of 1986, as amended ( the "Code") and Treasury Regulation 1.817-5. No shares of any Portfolio will be sold to the general public.

      1.3. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 2.9, 3.4 and Article VII of this Agreement is in effect to govern such sales.

      1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day in accordance with the timing rules described in Section 1.1.

      1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Accounts of the Company, under which amounts may be invested in the Fund, are listed on Schedule B attached hereto and incorporated herein by reference, as such Schedule B may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Fund and the Adviser sixty
(60) days written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.

      1.6. The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares on the next Business Day after an order to purchase Portfolio shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall pay the redemption proceeds in federal funds transmitted by wire on the next Business Day after an order to redeem a Portfolio's shares is made in accordance with the provision of Section 1.4 hereof. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern time on the same Business Day that the Company transmits the redemption order to the Portfolio.

      1.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

      1.8. The Fund shall make the dividends or capital gain distributions payable on the Fund's shares available to the Company as soon as reasonably practical after the dividends or capital gains are calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to furnish same day notice by 7:00 p.m. Eastern time (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.9. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event that the Fund is unable to meet the 7:00 p.m. time stated immediately above, then the Fund shall provide the Company with additional time to notify the Fund of purchase or redemption orders pursuant to Sections 1.1 and 1.4, respectively, above. Such additional time shall be equal to the additional time that the Fund takes to make the net asset values available to the Company; provided, however, that notification must be made by 10:15 a.m. Eastern time on the Business Day such order is to be executed regardless of when the net asset value is made available.

      1.10. If the Fund provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. The correction of any such errors shall be made at the Company level and shall be made pursuant to the SEC's recommended guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.


                  ARTICLE II. REPRESENTATIONS AND WARRANTIES

      2.1. The Company represents and warrants that the interests of the Accounts (the "Contracts") are or will be registered and will maintain the registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act; that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Texas Insurance Law and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder to serve as a segregated investment account for the Contracts. The Company shall amend its registration statement for its contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

      2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act, duly authorized for issuance in accordance with the laws of the State of Maryland and sold in compliance with all applicable federal and state securities laws and regulations and that the Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required by the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

      2.3 The Fund and the Adviser represent that the Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code and that the Fund and the Adviser (with respect to those Portfolios for which such Adviser acts as investment adviser) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund or the appropriate Adviser will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify in the future.

      2.4. The Company represents that each Account is and will continue to be a "segregated account" under applicable provisions of the Code and that each Contract is and will be treated as a "variable contract" under applicable provisions of the Code and that it will make every effort to maintain such treatments and that it will notify the Fund immediately upon having a reasonable basis for believing that the Account or Contract has ceased to be so treated or that they might not be so treated in the future.

      2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

      2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

      2.7. The Fund and the Adviser represent that the Fund is lawfully organized and validly existing under the laws of the State of Maryland and that the Fund does and will comply in all material respects with the 1940 Act.

      2.8. The Adviser and AGSI each represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund and the Company in compliance in all material respects with the laws and regulations of its state of domicile and any applicable state and federal securities laws and regulations.

      2.9.  The Company  represents  and  warrants  that all of its  trustees,
officers,  employees,   investment  Adviser,  and  other  individuals/entities
dealing with the money and/or securities of the

Fund are covered by a blanket fidelity bond or similar coverage, in an amount equal to the greater of $5 million or any amount required by applicable federal or state law or regulation. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.


   ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS;
                                    VOTING

      3.1(a) The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus, including the profile prospectus, (the "Fund Prospectus") as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund Prospectus, the Fund shall provide camera-ready film or computer diskettes containing the Fund Prospectus and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund Prospectus is amended during the year) to have the prospectus for the Contracts (the "Contract Prospectus") and the Fund Prospectus printed together in one document or separately. The Company may elect to print the Fund Prospectus in combination with other fund companies' prospectuses. For purposes hereof, any combined prospectus including the Fund Prospectus along with the Contract Prospectus or prospectus of other fund companies shall be referred to as a "Combined Prospectus." For purposes hereof, the term "Fund Portion of the Combined Prospectus" shall refer to the percentage of the number of Fund Prospectus pages in the Combined Prospectus in relation to the total number of pages of the Combined Prospectus.

      3.1(b) The Fund shall provide the Company with as many printed copies of the Fund's current statement of additional information (the "Fund SAI") as the Company may reasonably request. If requested by the Company in lieu of providing printed copies of the Fund SAI, the Fund shall provide camera-ready film or computer diskettes containing the Fund SAI, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund SAI is amended during the year) to have the statement of additional information for the Contracts (the "Contract SAI") and the Fund SAI printed together or separately. The Company may also elect to print the Fund SAI in combination with other fund companies' statements of additional information. For purposes hereof, any combined statement of additional information including the Fund SAI along with the Contract SAI or statement of additional information of other fund companies shall be referred to as a "Combined SAI." For purposes hereof, the term "Fund Portion of the Combined SAI" shall refer to the percentage of the number of Fund SAI pages in the Combined SAI in relation to the total number of pages of the Combined SAI.

      3.1(c) The Fund shall provide the Company with as many printed copies of the Fund's annual report and semi-annual report (collectively, the "Fund Reports") as the Company may reasonably request. If requested by the Company in lieu of providing printed copies of the Fund Reports, the Fund shall provide camera-ready film or computer diskettes containing the Fund's Reports, and such other assistance as is reasonably necessary in order for the Company once each year to have the annual report and semi-annual report for the Contracts (collectively, the "Contract Reports") and the Fund Reports printed together or separately. The Company may also elect to print the Fund Reports in combination with other fund companies' annual reports and semi-annual reports. For purposes hereof, any combined annual reports and semi-annual reports including the Fund Reports along with the Contract Reports or annual reports and semi-annual reports of other fund companies shall be referred to as "Combined Reports." For purposes hereof, the term "Fund Portion of the Combined Reports" shall refer to the percentage of the number of Fund Reports pages in the Combined Reports in relation to the total number or pages of the Combined Reports.

      3.2   EXPENSES

      3.2(a) EXPENSES BORNE BY COMPANY.  Except as otherwise  provided in this
Section 3.2., all expenses of preparing, setting in type and printing and distributing (i) Contract Prospectuses, Fund Prospectuses, and Combined Prospectuses; (ii) Fund SAIs, Contract SAIs, and Combined SAIs; (iii) Fund Reports, Contract Reports, and Combined Reports, and (iv) Contract proxy material that the Company may require in sufficient quantity to be sent to Contract owners, annuitants, or participants under Contracts (collectively, the "Participants"), shall be the expense of the Company.

      3.2(b) EXPENSES BORNE BY FUND

             FUND PROSPECTUSES

      With respect to existing Participants, the Fund shall pay the cost of setting in type, printing and distributing Fund Prospectuses made available by the Company to such existing Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act. With respect to existing Participants, in the event the Company elects to prepare a Combined Prospectus, the Fund shall pay the cost of setting in type, printing and distributing the Fund Portion of the Combined Prospectus made available by the Company to its existing Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act. In such event, the Fund shall bear the cost of typesetting to provide the Fund Prospectus to the Company in the format in which the Fund is accustomed to formatting prospectus. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents. The Fund shall not pay any costs of typesetting, printing and distributing the Fund Prospectus (or Combined Prospectus, if applicable) to prospective Participants.

            FUND SAIS,  FUND REPORTS AND PROXY MATERIAL

      With respect to existing Participants, the Fund shall pay the cost of setting in type and printing Fund SAIs, Fund Reports and Fund proxy material made available by the Company to its existing Participants. With respect to existing Participants, in the event the Company elects to prepare a Combined SAI or Combined Reports, the Fund shall pay the cost of setting in type and printing the Fund Portion of the Combined SAI or Combined Reports, respectively, made available by the Company to its existing Participants. In such event, the Fund shall bear the cost of typesetting to provide the Fund
SAI or Fund Reports to the Company in the format in which the Fund is accustomed to formatting statements of additional information and annual and semi-annual reports. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents. The Fund shall pay one half the cost of distributing Fund SAIs, Fund Reports and Fund proxy statements and proxy-related material to such existing Participants. The Fund shall pay the cost of distributing the Fund

Portion of the Combined SAIs and the Fund Portion of the Combined Reports to existing Participants. The Fund shall not pay any costs of distributing Fund SAIs, Combined SAIs, Fund Reports, Combined Reports or proxy statements or proxy-related material to prospective Participants.

      The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the
Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Participants.

      The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to AGSI if and in amounts agreed to by the Underwriter in writing.

      All  expenses,  including  expenses to be borne by the Fund  pursuant to
Section 3.2 hereof, incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed available by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares.

      3.2(c) EXPENSES BORNE BY AGSI.

            FUND PROSPECTUSES

      With respect to prospective Participants, AGSI shall pay one half of the cost of setting in type, printing and distributing Fund Prospectuses made available by the Company as sales literature to such prospective Participants. With respect to prospective Participants, in the event the Company elects to prepare a Combined Prospectus, AGSI shall pay one half of the cost of printing and distributing the Combined Prospectus made available by the Company to its prospective Participants as sales literature. In such event, AGSI shall bear the cost of typesetting to provide the Fund Prospectus to the Company in the format in which the Fund is accustomed to formatting prospectuses. Notwithstanding the foregoing, in no event shall AGSI pay for any such costs that exceed by more than five (5) percent what AGSI would have paid to print such documents.

            FUND SAIS, FUND REPORTS AND PROXY MATERIAL.

      With respect to prospective Participants, AGSI shall pay one half of the cost of setting in type and printing Fund SAIs, Fund Reports and Fund proxy material made available by the Company to its prospective Participants as sales literature. In the event the Company elects to prepare a Combined SAI or Combined Reports, AGSI shall pay one half of the cost of printing the Combined SAI or Combined Reports, respectively, made available by the Company to its prospective Participants as sales literature. In such event, AGSI shall bear the cost of typesetting to provide the Fund SAI and Fund Reports to the Company in the format in which the Fund is accustomed to formatting statements of additional information and annual and semi-annual reports. Notwithstanding the foregoing, in no event shall AGSI pay for any such costs that exceed by more than five (5) percent what AGSI would have paid to print such documents. AGSI shall pay one half the cost of distributing Fund SAIs, Combined SAIs, Fund Reports, Combined Reports, and Fund proxy material to such prospective Participants as sales literature.

      3.2(d) If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund Prospectus, Fund SAI or Fund Reports, the Fund or its designee will be responsible for providing the Fund Prospectus, Fund SAI or Fund Reports in the format in which it is accustomed to formatting such documents, and, notwithstanding anything in Sections 3.2(b) or 3.2(c), the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses or reports.

      3.3 The Fund SAI shall be obtainable from the Fund, the Company or such other person as the Fund may designate.

      3.4. If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Participants to whom voting privileges are required to be extended and shall:

            (i)   solicit voting instructions from Participants;

            (ii)  vote  the  Fund  shares  in  accordance  with   instructions
                  received from Participants; and

            (iii) vote  Fund  shares  for  which  no  instructions  have  been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

      3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of
Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                  ARTICLE IV. SALES MATERIAL AND INFORMATION

      4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material prepared by the Company, AGSI or any person contracting with the Company or AGSI in which the Fund or the Adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Fund, the Adviser, or their designee reasonably objects to such use within ten Business Days after receipt of such material.

      4.2. Neither the Company, AGSI nor any person contracting with the Company or AGSI shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or the Fund Prospectus, as such registration statement or Fund Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

      4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Fund in which the Company or its Account(s) are named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

      4.4. Neither the Fund nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports or solicitations for voting instructions for each Account which are in the public domain or approved by the Company for distribution to Participants, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

      4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.


                          ARTICLE V. DIVERSIFICATION

      5.1. The Adviser represents, as to the Portfolios for which it acts as investment adviser, that it will use its best efforts at all times to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Portfolio ceases to so qualify, the Adviser will take all reasonable steps (a) to notify the Company of such breach and
(b) to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Regulation 1.817-5.


                        ARTICLE VI. POTENTIAL CONFLICTS

      6.1. The parties acknowledge that the Fund intends to file an application with the SEC to request an order granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit the Fund shares to be sold to and held by variable contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. It is anticipated that the Exemptive Order, when and if issued, shall require the Fund and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this
Article VI. If the Exemptive Order imposes conditions materially different from those provided for in this Article VI, the conditions and undertakings imposed by the Exemptive Order shall govern this Agreement and the parties hereto agree to amend this Agreement consistent with the Exemptive Order.

      6.2. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners or (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

      6.3. The Company will report any potential or existing material irreconcilable conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. These responsibilities of the Company shall be carried out with a view only to the interests of the Contract owners.

      6.4. If a majority of the Board or majority of its disinterested Members, determines that a material irreconcilable conflict exists affecting Company, Company, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Members), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of the Fund, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Contract owners and as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at the election of the Fund, to withdraw the Separate Account's investment in the Fund and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Contract owners.

      6.5. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

      6.6. For purposes of Sections 6.4 and 6.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 6.4 or 6.5 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

      6.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

      6.8 The Company and the Adviser shall at least annually submit to the Board of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.


                         ARTICLE VII. INDEMNIFICATION

      7.1.  INDEMNIFICATION BY THE COMPANY AND AGSI

      7.1(a) The Company and AGSI agree to indemnify and hold harmless the Fund and each member of the Board and officers, and the Adviser and each director and officer of the Adviser, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company or AGSI) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

      (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

      (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or AGSI, or persons under its control and other than statements or representations authorized by the Fund or the Adviser) or wrongful conduct of the Company or AGSI or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

      (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or AGSI; or

      (iv) arise as a result of any failure by the Company or AGSI to provide the services and furnish the materials under the terms of this Agreement; or

      (v)  arise  out  of  or  result   from  any   material   breach  of  any
      representation and/or warranty made by the Company or AGSI in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or AGSI, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

      7.1(b). Neither the Company nor AGSI shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      7.1(c). Neither the Company nor AGSI shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company or AGSI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company or AGSI of any such claim shall not relieve the Company or AGSI from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company or AGSI shall be entitled to participate, at its own expense, in the defense of such action. The Company or AGSI also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company or AGSI to such Party of the Company's or AGSI's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

      7.1(d). The Indemnified Parties will promptly notify the Company or AGSI of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

      7.2.  INDEMNIFICATION BY THE ADVISER

      7.2(a). The Adviser agrees, with respect to each Portfolio that it manages, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, result from the gross negligence, bad faith, willful misconduct of the Adviser or any director, officer, employee or agent thereof, or are related to the operation of the Adviser or the Fund and:

      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund or the Underwriter by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

      (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

      (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser; or

      (iv) arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

      (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser; including without limitation any failure by the Fund or the Adviser to comply with the conditions of Article V hereof.

      7.2(b).The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

      7.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

      7.2(d). The Company and AGSI agree promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.


                         ARTICLE VIII. APPLICABLE LAW

      8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

      8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


                            ARTICLE IX. TERMINATION

      9.1. This Agreement shall continue in full force and effect until the first to occur of:

      (a) termination by any party for any reason upon 180 days advance written notice delivered to the other parties; or

      (b) termination by the Company or AGSI by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten
            (10) days after receipt of notice unless the Fund makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

      (c) termination by the Company or AGSI by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

      (d) termination by the Company or AGSI by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company or AGSI reasonably believes that the Fund may fail to so qualify; or

      (e) termination by the Company or AGSI by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article V hereof; or

      (f) termination by either the Fund or the Adviser by written notice to the Company if the Adviser or the Fund shall determine, in its sole judgment exercised in good faith, that the Company, AGSI and/or their affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Fund or the Adviser will give the Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company or AGSI and any other changes in circumstances since the giving of such notice, the determination of the Fund or the Adviser shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

      (g) termination by the Company or AGSI by written notice to the Fund and the Adviser, if the Company or AGSI shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser (with respect to the appropriate Portfolio) has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; provided that the Company will give the Fund or the Adviser sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Company or AGSI shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

      (h) termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 2.4 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 9.1(h) shall be effective sixty
            (60) days after the notice specified in Section 2.4 was given; or

      (i) termination by any party upon the other party's breach of any representation in Article II or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Fund or the Company, as the case may be; or

      (j) termination by the Fund or the Adviser by written notice to the Company in the event an Account or Contract is not registered or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.4.

      9.2. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund determines that liquidation of the Fund following termination of this Agreement is in the best interests of the Fund and its shareholders. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and/or investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The Company agrees however: (i) to immediately terminate the availability of shares of the Fund to Contracts other than Existing Contracts and (ii) as soon as reasonably practicable to request and diligently pursue approval from the SEC to replace shares of the Fund with other investments for Contracts and, if and when granted such approval, thereafter to so replace the shares of the Fund as soon as reasonably practicable. Furthermore, the parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement.

      9.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Adviser) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the appropriate Adviser 90 days prior written notice of its intention to do so.


                              ARTICLE X. Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Fund:

            Navellier Variable Insurance Series Fund, Inc.
            One East Liberty, Third Floor
            Reno, Nevada, 89501
            Attention: Dennis A. Holtorf


      If to Adviser:

            Navellier & Associates, Inc.
            One East Liberty, Third Floor
            Reno, Nevada 89501
            Attention: ______________________________


      If to the Company:

            American General Life Insurance Company
            2727-A Allen Parkway
            Houston, Texas 77019
            Attention:  Steven A. Glover


      If to AGSI:

            American General Securities Incorporated
            2727 Allen Parkway
            Houston, Texas  77019
            Attention:  F. Paul Kovach, Jr.


                        ARTICLE XI. FOREIGN TAX CREDITS

      The Fund and the Adviser agree to consult with the Company concerning whether any Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.


                          ARTICLE XII. MISCELLANEOUS

      12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

      12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

      12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

      12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

      12.9 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports upon request from the
Fund:

      (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

      (b) the Company's June 30th quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each semi-annual period:

      (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

      (d)   any  registration   statement  (without  exhibits)  and  financial
            reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof;

      (e) any other public report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

     12.10. It is agreed by the parties hereto that Article VII and Sections 12.1, 12.6 and 12.7 shall survive any termination of this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

            AMERICAN GENERAL LIFE INSURANCE COMPANY on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.


                  By:      _____________________________________________
                           Name:  Rodney O. Martin, Jr.
                           Title: President and Chief Executive Officer


                  AMERICAN GENERAL SECURITIES INCORPORATED

                  By:      _____________________________________________
                           Name:  F. Paul Kovach, Jr.
                           Title: President


                  NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.

                  By:      _____________________________________________
                           Name:  ______________________________________
                           Title: ______________________________________


                  NAVELLIER & ASSOCIATES, INC.

                  By:      _____________________________________________
                           Name:  ______________________________________
                           Title: ______________________________________

                                  SCHEDULE A

                                 PORTFOLIOS OF
                NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.
                                 AVAILABLE FOR
                       PURCHASE BY AMERICAN GENERAL LIFE
                    INSURANCE COMPANY UNDER THIS AGREEMENT


      1.    Navellier Growth Portfolio

                                  SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS

 Name of Separate Account and                      Form Numbers and Names of Contracts Funded by
 Date Established by Board of Directors            Separate Account
 --------------------------------------            -----------------------------------------------------
 American General Life Insurance Company           FORM NO:
 Separate Account D                                97505
 Established: November 19, 1973
                                                   NAME OF CONTRACT:
                                                   Select Reserve (sm) Flexible Payment Variable and
                                                   Fixed Deferred Annuity

                                  SCHEDULE C

                            PROXY VOTING PROCEDURES


The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

      Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement or other voting instructions and solicitation material. The Fund will provide at least one copy of the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

      a.    name (legal name as found on account registration)
      b.    address

      c.    fund or account number
      d.    coding to state number of units
      e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

      a.    Voting Instruction Card(s)
      b.    One proxy notice and statement (one document)
      c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
      d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
      e. cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

7.    Package mailed by the Company.
      * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

      Note:   Postmarks  are  not  generally   needed.  A  need  for  postmark
      information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

      Note: For example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16. All approvals and "signing-off' may be done orally, but must always be followed up in writing.